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                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF HOMESTORE, INC.

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               FULL NAME OF ENTITY                   STATE OF INCORPORATION
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
1.   RealSelect, Inc.                                       Delaware
2.   The Enterprise of America, Ltd.                        Wisconsin
3.   National New Homes Co., Inc.                           Delaware
4.   Homebuilder.com (Delaware), Inc.                       Delaware
5.   Homebuyer's Fair, Inc.                                 Arizona
6.   WyldFyre Technologies, Inc.                            California
7.   HSTPUS, Inc.                                           Delaware
8.   Homestore Sales Company, Inc.                          Delaware
9.   Homestore Service Company, Inc.                        Delaware
10.  Homestore Mobility Technologies, Inc.                  Delaware
11.  Homestore Management Company                           Delaware
12.  Homestore Operations Company                           Delaware
13.  HomeWrite Incorporated                                 Delaware
14.  Move.com, Inc.                                         Delaware
15.  Welcome Wagon International, Inc.                      New York
16.  Getko Direct Response Ltd.                             New York
17.  GTKY Printing & Mailing Corp.                          New York
18.  Homestore Apartments & Rentals, Inc.                   Delaware
19.  Homestore Consumer Information Corp.                   Delaware
20.  Dealtrack, Inc. (formerly Transactor, Inc.)            Delaware
       (formerly Transco Platform, Inc.)
21.  ConsumerInfo.com, Inc.                                 Delaware
22.  Qspace, Inc.                                          Pennsylvania
23.  eNeighborhoods, Inc.                                  Pennsylvania
24.  InteliQ, LLC                                           California
25.  Homestore Laboratories, LLC                            California


26.  3041776 Nova Scotia Company                       Nova Scotia, Canada
27.  3537498 Canada Limited                             Ontario, Canada
28.  3537501 Canada Limited                             Ontario, Canada
29.  3537510 Canada Limited                             Ontario, Canada
30.  3537528 Canada Limited                             Ontario, Canada
31.  A-Z Home Store Private Limited                       Delhi, India
32.  Billart Limited                                    England & Wales
33.  Blazebest Limited                                  England & Wales
34.  Homestore Australia Pty Limited                       Australia
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            FULL NAME OF ENTITY                      STATE OF INCORPORATION
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
35.  Homestore Europe ApS                                   Denmark
36.  Homestore Europe Corporation                    British Virgin Islands
37.  Homestore International Licensing Corporation   British Virgin Islands
38.  Homestore International LTD.                            Japan
39.  Homestore International Ltd.                            Norway
40.  Homestore International Limited                 British Virgin Islands
41.  Homestore International Limited                       Hong Kong
42.  Homestore International Sweden Kommanditbolag           Sweden
43.  Homestore International Website Co., Inc.       British Virgin Islands
44.  Homestore Internet LTDA                                 Brazil
45.  Homestore Internet Limited                             Ireland
46.  Homestore Japan Domain Ltd.                     British Virgin Islands
47.  Homestore Latin America Corporation             British Virgin Islands
48.  Homestore Mobility Technologies Ltd.               England & Wales
49.  Inmoclick Online, S.A.                                  Spain
50.  Movedotcom (UK) Limited                            England & Wales
51.  Top Producer Systems Company                      Nova Scotia, Canada
52.  Touchtech Corporation                              Ontario, Canada
53.  VT Canada Inc.                                     Ontario, Canada
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